Exhibit (j)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm



We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, and Class C shares' Statement of Additional Information and to the incorporation by reference of our report, dated January 16, 2008, on the financial statements and financial highlights of Pioneer Oak Ridge Small Cap Growth Fund (a portfolio of Pioneer Series Trust I) included in the Annual Report to the Shareowners for the year ended November 30, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.


                                                       /s/ ERNST & YOUNG LLP



March 24, 2008

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm



We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, and Class Y shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class R, and Class Y shares' Statement of Additional Information and to the incorporation by reference of our report, dated January 16, 2008, on the financial statements and financial highlights of Pioneer Oak Ridge Large Cap Growth Fund (a portfolio of Pioneer Series Trust I) included in the Annual Report to the Shareowners for the year ended November 30, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.

                                                       /s/ ERNST & YOUNG LLP


March 24, 2008